EXHIBIT 99.2

                             JOINT FILING AGREEMENT

The undersigned hereby agree, pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, to file a joint statement on Schedule 13G and amendments thereto pertaining to their beneficial ownership of shares of common stock of DynTek, Inc.

This agreement may be terminated for any reason by any party hereto immediately upon the personal delivery or facsimile transmission of notice to that effect to the other parties hereto.

This agreement may be executed in counterparts and all so executed shall constitute the agreement.


                                        DUNCAN CAPITAL GROUP LLC

Date: November 10, 2004                 By: /s/ Michael Crow
                                            ------------------------------------
                                        Michael Crow, President and Chief
                                        Executive Officer


                                        B&P MANAGEMENT, LLC

Date: November 10, 2004                 By: /s/ Michael Crow
                                            ------------------------------------
                                        Michael Crow, Manager


                                        DUNCAN CAPITAL LLC

Date: November 10, 2004                 By: /s/ David Fuchs
                                            ------------------------------------
                                        David Fuchs, Member


Date: November 10, 2004                 /s/ Michael Crow
                                        ----------------------------------------
                                        Michael Crow


Date: November 10, 2004                 /s/ David Fuchs
                                        ----------------------------------------
                                        David Fuchs